UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011
______________________________

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification Number)

2000 W. Sam Houston Pkwy. S.,		77042
Suite 1700		(Zip Code)
Houston, Texas
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2011, William P. Wyatt informed the board of directors of Bristow Group Inc. ("Bristow") of his resignation from his position as a director, effective immediately.  Mr. Wyatt was designated for election to the board by Caledonia Investments plc ("Caledonia"), one of Bristow’s shareholders, pursuant to a Master Agreement (see below) dated December 12, 1996 among Bristow, a predecessor in interest to Caledonia and certain other persons.  Mr. Wyatt’s resignation did not arise from any disagreement with  Bristow or on any matter relating to Bristow’s operations, policies or practices.  Pursuant to the Master Agreement, Stephen A. King has been designated for election by the board to fill the vacancy created by Mr. Wyatt’s resignation.  Bristow expects that its board of directors will consider the election of Mr. King at its next meeting.

Mr. King, age 50, a resident of England, currently serves as the Finance Director of Caledonia, a position he has held since December 2009.  From December 2002 to March 2009, Mr. King was Group Finance Director for De La Rue plc, the largest global printer of banknotes and commercial paper for central banks.  Mr. King joined Midlands Electricity plc, an international power distribution and generation group which later became GPU International Inc. (USA) in January 1997. He served there as Group Finance Director until December 2002.  Previously, Mr. King held senior financial positions in several companies, including Seeboard plc, a regional electric company, and Lucas Industries plc, an international automotive and aerospace engineering group.  Mr. King began his career as an accountant for Coopers & Lybrand (now Pricewaterhouse Coopers LLP).  Since 2005, Mr. King has also served as a non-executive director of Weir Group plc, a global engineering company specializing in the oil, gas and minerals sectors.

The Master Agreement provides that so long as Caledonia owns (1) at least 1,000,000 shares of common stock of Bristow or (2) at least 49% of the total outstanding ordinary shares of Bristow Aviation Holdings Limited, Caledonia will have the right to designate two persons for nomination to the Bristow board and to replace any directors so nominated.

For information related to the transactions covered in Item 404(a) of Regulation S-K, see Section XIII - Other Matters - in Bristow’s Proxy Statement filed on June 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 17, 2011

BRISTOW GROUP INC.
(Registrant)

By: /s/ Randall A. Stafford
Randall A. Stafford
Senior Vice President, General Counsel
and Corporate Secretary